Exhibit 24.01
POWER OF ATTORNEY
Each of the undersigned, being a director or officer, or both, of The Hartford Financial Services Group, Inc. (the “Company”), does hereby constitute and appoint CHRISTOPHER J. SWIFT, ALAN J. KRECZKO, BETH A. BOMBARA AND RICARDO A. ANZALDUA, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file or deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable them to comply with the Securities Act of 1933, as amended, (the “Securities Act”) and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Securities Act of shares of common stock of the Company which may be offered or delivered to participants in The Hartford 2010 Incentive Stock Plan, including specifically, but without limitation of the general authority hereby granted, the power of authority to sign and execute on behalf of the undersigned any registration statement on Form S-8, or any amendments, post-effective amendments, deregistrations or papers supplemental thereto, with respect to The Hartford 2010 Incentive Stock Plan, and hereby ratifying and confirming all that said attorneys and agents, and each of them, shall do or cause to be done by virtue of this power of attorney.
IN WITNESS WHEREOF, the undersigned have hereunto subscribed this power of attorney this 20th day of May 2010.

Signature	Title	Date

/s/ Liam E. McGee Liam E. McGee	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	May 20, 2010

/s/ Christopher J. Swift Christopher J. Swift	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 20, 2010

/s/ Beth A. Bombara Beth A. Bombara	Senior Vice President and Controller (Principal Accounting Officer)	May 20, 2010

/s/ Robert B. Allardice, III Robert B. Allardice, III	Director	May 20, 2010

/s/ Trevor Fetter Trevor Fetter	Director	May 20, 2010

/s/ Paul G. Kirk, Jr. Paul G. Kirk, Jr.	Director	May 20, 2010

/s/ Gail J. McGovern Gail J. McGovern	Director	May 20, 2010

/s/ Michael G. Morris Michael G. Morris	Director	May 20, 2010

/s/ Thomas A. Renyi Thomas A. Renyi	Director	May 20, 2010

/s/ Charles B. Strauss Charles B. Strauss	Director	May 20, 2010

/s/ H. Patric Swygert H. Patrick Swygert	Director	May 20, 2010